UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2022

Cross Country Healthcare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Boulevard, N.W., Boca Raton, Florida 33487
(Address of Principal Executive Office) (Zip Code)

(561) 998-2232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	CCRN	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2022 (the “Effective Date”), Cross Country Healthcare, Inc. (the “Company”) terminated the employment of Buffy S. White, Group President, Workforce Solutions of the Company, without cause and effective immediately. Under the terms of her agreement with the Company, Ms. White is entitled to certain payments as described on page 54 of the Company’s Definitive Proxy Statement on Schedule 14, as filed with the Securities and Exchange Commission on April 4, 2022. The Compensation Committee of the Board of Directors (the “Committee”) also has approved an additional cash severance payment to Ms. White in the amount of $337,500, which is equivalent to 100% of Ms. White’s target bonus amount as previously approved by the Committee under the Company’s Annual Cash Incentive Program for fiscal 2022. All severance amounts payable to Ms. White are contingent upon Ms. White’s execution and non-revocation of a standard release of claims. For one year following her termination of employment, Ms. White is prohibited from competing with the Company or intentionally interfering with the Company’s relationship with any of its suppliers, customers, or employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

Dated:	September 19, 2022	By:	/s/ William J. Burns
William J. Burns
Executive Vice President & Chief Financial Officer